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                                                                    EXHIBIT 23.5

[LOGO OF AMERICAN APPRAISAL LETTERHEAD]                     [CHINESE CHARACTERS]
                                                            [CHINESE CHARACTERS]
                                                                Rm 1506-10, 15/F
                                                             108 Gloucester Road
                                                              Wanchai, Hong Kong
                                       [CHINESE CHARACTERS] Tel: (852) 2511 5200
                                       [CHINESE CHARACTERS] Fax: (852) 2511 9626
                                                   www.american-appraisal.com.hk

                                                                    PRC Offices:
                           Hong Kong o Beijing o Shanghai o Guangzhou o Shenzhen

*************************
People's Republic of China

                        CONSENT OF INDEPENDENT APPRAISER

American Appraisal China Limited ("AAC") hereby consents to the references to AAC's name and value conclusions for accounting purposes, with respect to its appraisal report addressed to the board of Techfaith Wireless Communication Technology Holding Ltd. (the "Company") and dated March 21, 2005, in the Company's Registration Statement on Form F-1 (together with any amendments thereto, the "Registration Statement") to be filed with the U.S. Securities and Exchange Commission. AAC also hereby consents to the filing of this letter as an exhibit to the Registration Statement.



                                    AMERICAN APPRAISAL CHINA LIMITED.


                                    By        /s/ Patrick Wu
                                       ----------------------------------
                                                  Patrick Wu
                                                  Managing Director

Hong Kong, PRC
April 7, 2005